Exhibit 99.1

                        Form 4 - Joint Filer Information

Name:      Frank J. Husic & Co.
Address:   555 California Street, Suite 2900
           San Francisco, CA 94104
Designated Filer: Husic Capital Management
Issuer & Ticker:  Path 1 Network Technologies Inc. (PNO)
Date of Event:    October 2, 2003

Signature:      /s/ John Sanders
                -------------------
               John Sanders, Compliance Officer

Name:      Frank J. Husic
Address:   555 California Street, Suite 2900
           San Francisco, CA 94104
Designated Filer: Husic Capital Management
Issuer & Ticker:  Path 1 Network Technologies Inc. (PNO)
Date of Event:    October 2, 2003

Signature:      /s/ Frank J. Husic
                -------------------
                Frank J. Husic